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Independent Auditors' Report
To the Board of Directors and Shareholders of Lowe s Companies, Inc.



                                                                     Page 26
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W e have audited the accompanying consolidated balance sheets of Lowe s Companies,
Inc. and subsidiaries as of January 31 1994, 1993 and 1992 and the related consolidated statements of current and retained earnings and cash flows for the fiscal years then ended
These financial statements are the responsibility of the Company's management Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Lowe's Companies, Inc. and subsidiaries at January 31,
1994, 1993 and 1992, and the results of their operations and their cash flows for the fiscal years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche
Charlotte, North Carolina
 09-Mar-94
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